EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of TearDrop Golf Company on Form S-3 (File No. 333-14647) of our report dated January 31, 1997, on our audit of the statements of operations, stockholders' equity, and cash flows of TearDrop Golf Company for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 24, 1998